EXHIBIT 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment (the “Amendment”) to the Employment Agreement (the “Agreement”), dated as of November 12, 2008, by and between Interleukin Genetics, Inc., a Delaware corporation (“Employer”), and Kenneth S. Kornman, an individual (“Employee”), is made effective as of March 31, 2012. Capitalized terms used herein and not otherwise defined have the meaning set forth in the Agreement.

WHEREAS, Employer and Employee desire to amend the Agreement to extend the Term through November 30, 2012.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Section 1 of the Agreement. Section 1 of the Agreement is hereby amended by deleting “for a period of three (3) years thereafter” and inserting “through November 30, 2012.”

2. Miscellaneous.

(i) Except as contemplated by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

(ii) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers effective as of the date first above written

INTERLEUKIN GENETICS, INC.

By:	/s/ Lewis H. Bender
Name:	Lewis H. Bender
Title:	Chief Executive Officer

EMPLOYEE

By:	/s/ Kenneth S. Kornman
Name:	Kenneth S. Kornman, D.D.S., Ph.D.

2